Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Coca-Cola HBC AG, a stock corporation (Aktiengesellschaft / société anonyme) organized under the laws of Switzerland, Kar-Tess Holding, a Société à responsabilité Limitée organized under the laws of Luxembourg, Boval S.A., a corporation organized under the laws of Luxembourg, Usoni S.A., a corporation organized under the laws of Panama, O&R Holdings Ltd., a corporation organized under the laws of the British Virgin Islands, George A. David, Anastasios P. Leventis, Haralambos K. Leventis and Anastassis David, agree to the joint filing of a statement on Schedule 13D in respect of the ordinary shares of Coca-Cola Hellenic Bottling Company S.A., including any amendments thereto, further agree that this joint filing agreement be included as an exhibit to such Schedule 13D, and have duly executed this joint filing agreement as of the date set forth below.

Dated: October 22, 2012	COCA-COLA HBC AG

	By:	/s/ Ryan Rudolph
	Name:	Ryan Rudolph
	Title:	Director

	By:	/s/ Claudia Goebel
	Name:	Claudia Goebel
	Title:	Director

Dated: October 22, 2012	KAR-TESS HOLDING

	By:	/s/ Danielle Schroeder
	Name:	Danielle Schroeder
	Title:	Director

	By:	/s/ Ryan Rudolph
	Name:	Ryan Rudolph
	Title:	Director

Dated: October 22, 2012	BOVAL S.A.

	By:	/s/ Danielle Schroeder
	Name:	Danielle Schroeder
	Title:	Director

	By:	/s/ Michael Staub
	Name:	Michael Staub
	Title:	Director

Dated: October 22, 2012	USONI S.A.

	By:	/s/ Michael Staub
	Name:	Michael Staub
	Title:	Director

Dated: October 22, 2012	O&R HOLDINGS LTD.

	By:	/s/ Ryan Rudolph
	Name:	Ryan Rudolph
	Title:	Director

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Dated: October 22, 2012		/s/ George A. David
	Name:	George A. David

Dated: October 22, 2012		/s/ Anastasios P. Leventis
	Name:	Anastasios P. Leventis

Dated: October 22, 2012		/s/ Haralambos K. Leventis
	Name:	Haralambos K. Leventis

Dated: October 22, 2012		/s/ Anastassis David
	Name:	Anastassis David

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